Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Jill Hewitt, Investor Relations Officer

OceanFirst Financial Corp.

(732)240-4500, ext. 7513

Email: jhewitt@oceanfirst.com

OCEANFIRST FINANCIAL CORP.

Completes Acquisition of Capital Bank of New Jersey

RED BANK, NEW JERSEY, January 31, 2019…OceanFirst Financial Corp. (“OceanFirst”) (NASDAQ:“OCFC”), today announced the closing of its acquisition of Capital Bank of New Jersey (“Capital Bank”). OceanFirst is the holding company for OceanFirst Bank N.A. (“OceanFirst Bank”).

As a result of the acquisition, Capital Bank will operate as a division of OceanFirst Bank until the integration of the operating systems is completed, which is expected to occur in the second quarter of 2019. In conjunction with the full integration of the operating systems, Capital Bank will be rebranded as OceanFirst Bank.

OceanFirst is the largest community bank headquartered in central and southern New Jersey with an approximate balance sheet at December 31, 2018 as follows: assets of $7.5 billion, loans of $5.6 billion, and deposits of $5.8 billion. With the addition of Capital Bank, OceanFirst will have assets of approximately $8 billion.

OceanFirst Chairman and Chief Executive Officer, Christopher D. Maher, said, “We are excited to welcome the Capital Bank of New Jersey customers, employees and stockholders to our OceanFirst family.” Mr. Maher added, “The addition of Capital customers enhances the OceanFirst market share in Cumberland County to 34% and in Atlantic County to 24%. We look forward to serving our neighbors in these communities with extraordinary financial products and services.”

Upon completion of the merger, the former stockholders of Capital Bank became entitled to receive 1.25 shares of OCFC common stock for each share of Capital Bank common stock they held plus cash in lieu of any fractional shares of OCFC common stock. The former stockholders of Capital Bank also became eligible to participate in OceanFirst’s previously announced regular quarterly cash dividend of $0.17 per share of OCFC common stock that is payable to OceanFirst stockholders of record as of February 4, 2019.

Based on the $24.05 per share closing price of OCFC common stock on January 30, 2019, the total transaction value was approximately $76.96 million (including options).

OceanFirst Financial Corp. ● 110 West Front Street ● Red Bank, NJ 07701 ● 1.888.623.2633 ● oceanfirst.com ● NASDAQ: OCFC

About OceanFirst Financial Corp.

With the addition of Capital Bank, OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, became an $8 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements may include: management plans relating to the merger; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. OceanFirst assumes no duty and undertakes no obligation to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that OceanFirst anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, those included under Item 1A “Risk Factors” in OceanFirst’s most recent Quarterly Report on Form 10-Q, those disclosed in OceanFirst’s other periodic reports filed with the Securities and Exchange Commission, as well as the possibility that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that OceanFirst’s business may not perform as expected; that the parties are unable to successfully implement integration strategies; reputational risks and the reaction of the companies’ customers, employees and other constituents to the merger; and diversion of management time on merger-related matters. For any forward-looking statements made in this press release or in any documents, OceanFirst claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.